Exhibit 99.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-116510) of our report dated March 25, 2005 relating to the consolidated financial statements of Acadia Power Partners, LLC and Subsidiary, which appears in the Annual Report on Form 10-K of Calpine Corporation for the year ended December 31, 2004. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
April 19, 2005